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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos.33-54465, and 33-55360 on Form S-3 and Nos. 333-63397, 333-35231, and
333-99239 on Form S-8 of Viad Corp, of our report dated February 7, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 described in Note 7), appearing in this Annual Report on Form 10-K of Viad Corp for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

February 27, 2003